REID & PRIEST LLP
                                 40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019-4097
                               TELEPHONE 212- 603-2000
                                   FAX 212 603-2001


                                                          (212) 603-2000



                                             New York, New York
                                             May 22, 1997




          Photronics, Inc.
          1061 East Indiantown Road, Suite 318
          Jupiter, Florida 33473

                    Re:  Photronics, Inc.
                         Registration Statement on Form S-3
                         ----------------------------------


          Dear Sirs:

                    We have acted as counsel for Photronics, Inc., a Connecticut corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-26009) (the "Initial Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and a second Registration Statement to be filed pursuant to Rule 462(b)
          promulgated under the Act (the "Rule 462(b) Registration Statement" and, together with the Initial Registration Statement, the "Registration Statements"), relating to the proposed offer and sale of (i) the Company's Convertible Subordinated Notes due 2004 in the aggregate principal amount of $103,500,000 (the "Notes"), which amount includes $13,500,000 principal amount of Notes that may be issued pursuant to an over-allotment option granted to the underwriters, (ii) and such indeterminate number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of the Notes (the "Conversion Shares").

                    The Notes will be issued under the Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), substantially in the form filed as
          Exhibit 4.1 to the Initial Registration Statement. The Conversion Shares will be issuable upon conversion of the Notes.

                    We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, each as amended, and the Indenture and the underwriting agreement (the "Underwriting Agreement") among the Company and the underwriters in the form filed as Exhibit 1.1 to the Initial Registration Statement and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

                    We are not members of the Bar of any jurisdiction other than the State of New York, and we express no opinion as to the law of any jurisdiction other than the laws of the State of New York. Insofar as our opinion concerns Connecticut law, we have relied upon the opinion of Pepe & Hazard LLP, which is attached hereto, and our opinion is subject to such qualifications and assumptions set forth in such opinion, which are incorporated herein.

                    Subject to the foregoing, and based on such examination and review, we are of the opinion that:

                    1. The Company is a corporation incorporated and existing in good standing under the laws of the State of Connecticut.

                    2. The Notes, having been duly authorized by the Company, and when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and issued in accordance with the terms of the Indenture and the Underwriting Agreement, will be validly issued and will constitute valid and binding obligations of the Company.

                    3. The Conversion Shares issuable upon conversion of the Notes have been duly authorized and reserved for issuance, and, when issued in accordance with the terms and provisions of the Notes and of the Indenture, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

                    We  hereby consent  to the  filing  of this  opinion as
          Exhibit 5.1 to the Rule 462(b) Registration Statement and to the reference to us contained under the heading "Legal Matters" in the Prospectus which forms part of the Initial Registration Statement and is incorporated by reference into the Rule 462(b) Registration Statement. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                            PEPE & HAZARD LLP
                              Goodwin Square
                     Hartford, Connecticut  06103-4302
                          Telephone 860 522-5175
                             Fax 860 522-2796




                                             May 22, 1997



          Reid & Priest LLP
          40 West 57th Street
          New York, New York  10019

                    RE:  PUBLIC OFFERING OF CONVERTIBLE NOTES
                         AGGREGATING $103,500,000 BY PHOTRONICS, INC.
                         -------------------------------------------

          Gentlemen:

                    We  have   acted  as  special  Connecticut  counsel  to
          Photronics, Inc., a Connecticut corporation (the "Company") in connection with the Company's public offering (the "Offer") of
          convertible  subordinated   notes  due  2004   in  the  aggregate
          principal   amount  of   $103,500,000  (the   "Notes"),  including
          $13,500,000 aggregate principal amount of Notes that are the subject of an over-allotment option granted to the several underwriters (the "Underwriters"), and shares of the Company's common stock $.01 par value per share (the "Common Stock"), issuable upon conversion of the Notes (the "Conversion Shares"). The Offer is to be made pursuant to the terms contained in the Prospectus (the "Prospectus") and in the Registration Statement on Form S-3 (File No. 333-26009) (the "Initial Registration Statement") which was filed under the Securities Act of 1933, as amended (the "Act"), of which the Prospectus forms a part, and a second Registration Statement to be filed pursuant to Rule 462(b) promulgated under the Act (the "Rule 462(b) Registration Statement" and, together with the Initial Registration Statement, the "Registration Statements"). The Notes will be issued under an indenture (the "Indenture") between the Company and the Chase Manhattan Bank, as trustee (the "Trustee"), substantially in the form filed as Exhibit 4.1 to the Initial Registration Statement. The Notes and the shares of Common Stock into which they are convertible are referred to herein as the "Securities."

                    In preparing this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of such of the Company's corporate records, and other instruments as we have deemed necessary or appropriate for the purposes of rendering this opinion, including: (a) the Company's Certificate of Incorporation (the "Certificate") and all amendments to the Certificate; (b) the Company's by-laws, as amended; (c) the minutes of meetings or written consents of the Company's Board of Directors (the "Board"), including the minutes of the Board meeting held on January 13, 1997 and the resolutions adopted therein; (d) the draft underwriting agreement among the Company, Goldman, Sachs & Co., Robertson, Stephens & Company, and Smith Barney Inc. in the form filed as Exhibit 1.1 to the Initial Registration Statement (the "Underwriting Agreement"); (e) the Registration Statements;
          (f) the Indenture; (g) the Form of Securities contained in the Indenture; and (h) certain certificates and other communications received from the Company's Secretary. The Underwriting Agreement, the Indenture, the Prospectus, the Registration Statements and the Form of Securities are hereinafter referred to as the "Offering Documents"). Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Offering Documents.

                    In connection with this opinion, we have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates of public officials, corporate records and instruments as were provided to us. As to any question of fact material to our opinion, we have relied without independent verification upon the representations of the Company made in the Offering Documents, and to the extent such factual matters are stated herein, such statements are not our professional opinion but merely a recitation of such factual matters derived from the above described sources. In preparing this opinion we have assumed the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the validity of all applicable statutes, ordinances, rules and regulations, and the proper indexing and accuracy of all public records and documents. In addition, in making our examination of documents executed by parties other than the Company, we have assumed that such other parties have the power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action and due execution and delivery by such other parties of such documents and the validity and binding effect thereof with respect to such parties. We have also assumed that the Notes will each be issued for the consideration duly approved by the Company's Pricing Committee.

                    We are members of the Bar of the State of Connecticut and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Connecticut as applied by courts located in Connecticut. No opinion is given herein as to the choice of law or internal substantive rules which any tribunal may apply to the transactions referred to herein. This opinion is a confidential communication to you in connection with the Offering and may not, without our written consent, be relied upon or furnished to any other person, except as provided herein.

                    We understand that all of the foregoing assumptions, limitations and qualifications are acceptable to you.

                    Based upon, and subject to, the foregoing and the further assumptions and qualifications discussed below, it is our opinion that:

                    1. The Company is a corporation duly incorporated under the laws of the State of Connecticut, and, based solely on the Certificate of Existence issued by the Secretary of the State of Connecticut on May 12, 1997, is validly existing and in good standing under the laws of the State of Connecticut.

                    2. The execution and delivery of the Indenture and the Underwriting Agreement and the execution, delivery and issuance of the Notes have been duly authorized by the Company. The Company has the corporate power and authority to enter into and consummate the transactions contemplated by the Indenture and the Underwriting Agreement and to issue the Notes.

                    3. The Conversion Shares issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance, and, when issued and delivered upon conversion of one or more of the Notes, in accordance with the terms and provisions of the Notes and the Indenture, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

                    This opinion speaks only as the date hereof, and we disclaim any obligation to advise you of any change in this opinion after the date hereof. Any change in the applicable laws, rules or regulations or in the information or assumptions on which we rely, or any inaccuracy of such information or assumptions could affect the validity of this opinion. We express no opinion herein as to any matters other than the matters expressly set forth herein. We understand that you will be relying upon this opinion to enable you to opine with respect to the validity of the Securities included in the Offer, and that your opinion will be included as an exhibit to the Rule 462(b) Registration Statement, and that this opinion will be referred
          to therein and annexed  as  an  exhibit thereto.    We  hereby
          consent to  such reliance.

                                             Very truly yours,

                                             PEPE & HAZARD LLP


                                             /s/ James C. Schulwolf
                                             ---------------------------
                                             James C. Schulwolf, Partner